UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: July 3, 2017

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01    Entry Into a Material Definitive Agreement.

(a)    On July 3, 2017, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Iliad Research and Trading, L.P., a Utah limited partnership (the “Investor”), whereby the Investor purchased a Secured Convertible Promissory Note of the Company, in the aggregate principal amount of $4,410,000 (the “ Note”). The description of the terms of the Note set forth herein are for information purposes only and are qualified in their entirety by the terms of the Note filed herewith as Exhibit 10.2.

The Note has an interest rate of 8% per annum and is convertible into shares of common stock of the Company. The aggregate principal amount of the Note, together with any interest, fees, charges and late fees, matures on July 3, 2018. The Note carries an original issue discount (“OID”) of $400,000. In addition to the OID, the Company has agreed to pay $10,000 to the Investor to cover the Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Note, which amount, together with the OID, is included in the initial principal balance of the Note.

The Note is convertible into shares of the Company’s common stock at a conversion factor of 85% (subject to adjustments as set forth in the Note) (the “Conversion Factor”) at a price calculated as the lower of: (a) the Conversion Factor multiplied by the average Closing Bid Price of the fifteen (15) trading Days immediately preceding the applicable conversion; and (b) the Conversion Factor multiplied by the Closing Bid Price on the applicable redemption date. The “Closing Bid Price” is defined as the last closing bid price for the Company’s common stock on its principal market, as reported by Bloomberg, or as otherwise set forth in the Note.

The terms of the Purchase Agreement restrict the Company’s ability to issue additional convertible securities except for issuances approved by the Investor. In addition, the Note contains a “most favored nations” provision that provides the Investor with the option to adopt any term included in a future offering by the Company that the Investor deems more favorable than any similar term under the Purchase Agreement or the Note.

The Note contains an optional prepayment provision whereby the Note can be pre-paid on behalf of the Company at any time prior to maturity for an amount in cash equal to 110% of the outstanding balance of the Note. Additionally, the Note provides the Investor with an optional redemption right at any time after January 3, 2018. In the event the Investor exercises its optional redemption right, the Company may elect to repay the Note in cash (subject to a 10% premium) or in shares of the Company’s common stock.

Under the terms of the Note, if an Event of Default (as defined in the Note attached as Exhibit 10.2 hereto) occurs, all amounts due under the Note, including accrued but unpaid interest and any other amounts due, including liquidated damages, become immediately due and payable.

Mr. Sillerman also personally guaranteed payment of the Note. As previously disclosed, the Company’s Chairman and Chief Executive Officer, Robert F.X. Sillerman (“Mr. Sillerman”) has since May, 2011 deferred substantially all of the compensation he was entitled to under his employment agreement with the Company. The Company used part of the net proceeds from issuance of the Note to pay $1,452,355 on account of Mr. Sillerman’s deferred compensation. Prior to the aforesaid payment to Mr. Sillerman, he last received salary payments from the Company in April, 2014. The Company also used the net proceeds to wire $934,253 to an escrow account established in connection with ongoing negotiations with holders of the Company’s Series G Convertible Preferred Stock. The remaining net proceeds will be used for working capital and general corporate purposes.

(b)    On July 3, 2017, the Company entered into an Escrow Agreement (the “Escrow Agreement”) with the holders (the “Holders” and each, a “Holder”) of the Company’s Series G Convertible Preferred Stock, par value $0.001 per share (“Series G Convertible Preferred Stock”), and Grushko & Mittman, P.C., counsel to the Holders, as escrow agent (“Escrow Agent”). The description of the terms of the Escrow Agreement set forth herein are for information purposes only and are qualified in their entirety by the terms of the Escrow Agreement filed herewith as Exhibit 10.1.

In connection with the execution of the Escrow Agreement, the Company wired an aggregate sum of $934,253 (the “Escrowed Funds”) to the escrow account established pursuant to the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, the Escrow Agent shall retain each Holder’s pro rata portion of the Escrowed Funds until such time as the Escrow Agent is in receipt of an executed signature page to a Mutual Release Agreement (the “Release”)

currently being negotiated between the Company and the Holders regarding a disagreement between the Company and the Holders regarding the Series G Convertible Preferred Stock. Any Escrowed Funds still held by the Escrow Agent on the Escrow Termination Date (as defined in the Escrow Agreement), shall be deposited with a court of competent jurisdiction in the State of New York pending an agreement between the Company and the Holders.

The Company will pay the Escrow Agent a fee of $7,500 for performance of its obligations under the Escrow Agreement.

Item 1.02    Termination of a Material Definitive Agreement

As reported on the Company’s Current Report on Form 8-K filed on May 11, 2017, the Company entered into an Amendment to Binding Term Sheet with BumpClick LLC (“BumpClick”) on May 7, 2017, which provided that if a purchase agreement had not been signed by the Company and BumpClick by June 30, 2017, the Binding Term Sheet signed by the Company and BumpClick relating to the purchase of all of the equity interests of BumpClick by the Company would be terminated.

On June 30, 2017, the Binding Term Sheet expired. Discussions are continuing between the Company and BumpClick.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 3, 2017, Birame Sock resigned her position as the President of the Company, effective as of such date.

Item 8.01    Other Events

On June 27, 2017, Function(x) Inc. (the “Company”) filed a Current Report on Form 8-K reporting the resignation of the Company’s independent registered public accountants, BDO USA, LLP (“BDO”).

Following the disclosure of the information concerning the resignation of BDO, the Company has been contacted by attorneys from the Securities and Exchange Commission (“SEC”), who indicated that the SEC intended to investigate issues related to this matter.

Item 9.01    Financial Statements and Exhibits.

10.1    Securities Purchase Agreement, dated as of July 3, 2017
10.2    Secured Convertible Promissory Note, dated as of July 3, 2017
10.3    Escrow Agreement, dated as of July [●], 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC. By: /s/ Mitchell J. Nelson
Name: Mitchell J. Nelson Title: Executive Vice President and Secretary
DATE: July7, 2017